Exhibit 99.3

LOCAP LLC
Condensed Financial Statements (Unaudited)
For the Nine Months Ended September 30, 2017 and 2016

Table of Contents

Unaudited Condensed Balance Sheets at September 30, 2017 and December 31, 2016	2

Unaudited Condensed Statements of Income and Members' Equity for the Nine Months Ended September 30, 2017 and 2016	3

Unaudited Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2017 and 2016	4

Notes to Unaudited Condensed Financial Statements	5-7

Exhibit 99.3

LOCAP LLC
CONDENSED BALANCE SHEETS (UNAUDITED)

	September 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$2,014,612	$1,002,365
Receivables from affiliates	3,640,539	3,247,030
Receivables from nonaffiliates	2,342,112	2,948,358
Materials and supplies	1,351,220	1,170,198
Prepayments	249,834	182,448
Total current assets	9,598,317	8,550,399
Property, plant and equipment, net of accumulated depreciation	37,749,847	39,666,934
Construction in progress	13,169,476	5,706,964
Property, plant and equipment, net	50,919,323	45,373,898
Other assets	184,381	1,201,795
Total assets	$60,702,021	$55,126,092

LIABILITIES and MEMBERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,795,259	$3,877,326
Commercial paper	22,470,938	34,986,350
Total current liabilities	30,266,197	38,863,676
Deferred income taxes	8,983,947	9,351,828
Line of credit	8,000,000	—
Deferred revenue	1,937,720	3,841,136
Total liabilities	49,187,864	52,056,640

Members' equity	11,514,157	3,069,452

Total liabilities and members' equity	$60,702,021	$55,126,092

The accompanying notes are an integral part of these condensed financial statements.

Exhibit 99.3

LOCAP LLC
CONDENSED STATEMENTS OF INCOME AND MEMBERS' EQUITY (UNAUDITED)

	Nine Months Ended
	September 30,
	2017	2016
Operating revenue
Transportation	$41,154,638	$38,757,749
Rental	199,018	48,552
Total operating revenue (Affiliate revenue was approximately $25,014,000 and $25,529,000 in 2017 and 2016, respectively)	41,353,656	38,806,301
Operating expenses
Materials and supplies	403,198	262,092
Outside services	4,317,070	5,590,273
Fuel and power	2,629,270	1,227,990
Maintenance materials	685,258	657,819
Rentals	515,419	501,349
Depreciation	1,212,125	1,044,607
Insurance and uninsured losses	10,201	9,526
Taxes- other than income	2,583,289	2,631,027
Total operating expenses (Affiliate expenses were approximately $5,151,000 and $4,843,000 for 2017 and 2016, respectively)	12,355,830	11,924,683
Income from operations	28,997,826	26,881,618
Interest
Income	64,510	141,062
Expense	(464,455)	(444,367)
Net interest expense	(399,945)	(303,305)
Income before income taxes	28,597,881	26,578,313
Provision for income taxes	11,153,176	10,365,543
Net Income	$17,444,705	$16,212,770

Members' equity
Beginning of year	$3,069,452	$2,225,250
Distributions	(9,000,000)	(10,000,000)
End of year	$11,514,157	$8,438,020

The accompanying notes are an integral part of these condensed financial statements.

Exhibit 99.3

LOCAP LLC
CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities
Net income	$17,444,705	$16,212,770
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,212,125	1,044,607
Deferred income taxes	(367,881)	(1,614,688)
Changes in operating assets and liabilities
Receivables from affiliates	(393,509)	633,014
Receivables from nonaffiliates	606,246	940,212
Materials and supplies	(181,022)	(272,105)
Prepayments	(67,386)	(60,450)
Deferred revenue	(162,191)	(71,767)
Other assets	1,017,414	71,944
Accounts payable, accrued expenses and other	5,426,458	4,359,835
Net cash provided by operating activities	24,534,959	21,243,372
Cash flows from investing activities
Capital expenditures	(10,007,300)	(3,085,276)
Net cash used in investing activities	(10,007,300)	(3,085,276)
Cash flows from financing activities
Net (increase) decrease in commercial paper	(12,515,412)	(5,506,076)
Increase in line of credit	8,000,000	—
Members' distributions	(9,000,000)	(10,000,000)
Net cash used in financing activities	(13,515,412)	(15,506,076)
Net increase in cash and cash equivalents	1,012,247	2,652,020
Cash and cash equivalents at beginning of the period	1,002,365	638,294
Cash and cash equivalents at end of the period	$2,014,612	$3,290,314
Supplemental Cash Flow Information
Capital expenditures included in accounts payable, accrued expenses and other (net)	$(1,508,525)	$(557,086)

The accompanying notes are an integral part of these condensed financial statements.

Exhibit 99.3

LOCAP LLC
NOTES TO UNUADITED CONDENSED FINANCIAL STATEMENTS

1. Organization and Ownership

LOCAP LLC (LOCAP), headquartered in Covington, Louisiana, owns and operates a federally regulated crude oil pipeline and tank facility in St. James, Louisiana that distributes oil received from LOOP LLC’s (LOOP) storage facilities and other connecting pipelines to nearby refineries and into the midcontinent of the United States of America (U.S.). Prior to September 1, 2017, LOCAP’s owners were Hardin Street Holdings LLC (58.52%) and Shell Pipeline Company LP (41.48%). Hardin Street Holdings LLC is an indirectly wholly owned subsidiary of Marathon Petroleum Corporation. Effective September 1, 2017, Hardin Street Holdings LLC transferred its 58.52% membership interest in the Company to MPLX Operations LLC, a master limited partnership. Shell Pipeline Company LP is an indirectly wholly owned subsidiary of Shell Oil Company. LOOP acts as operator of LOCAP in accordance with the terms of the Operating Agreement dated July 1, 1987, as amended (Operating Agreement).

2. Summary of Significant Accounting Policies

Basis of Accounting
The condensed financial statements have been prepared pursuant to generally accepted accounting principles in the United States of America (“U.S. GAAP”) which provide for reduced disclosure for interim periods. LOCAP has no elements of comprehensive income other than net income. These condensed financial statements, including the year-end balance sheet data that was derived from audited financial statements, do not include all necessary disclosures required by U.S. GAAP for annual financial statements.

In management’s opinion, the unaudited financial information for the interim periods presented includes all adjustments necessary for a fair presentation of our results of operations, financial position, and cash flows. All adjustments are of a normal recurring nature unless otherwise disclosed. Revenues, expenses, assets and liabilities can vary during each interim period of the year. Our results of operations for the nine months ended September 30, 2017 are not necessarily indicative of results expected for the full year of 2017. For a more complete discussion of the Company’s significant accounting policies and other information, you should read our most recent audited financial statements as of December 31, 2016, which includes all disclosures required by U.S. GAAP.

Receivables
There was no allowance for doubtful accounts as of September 30, 2017 and December 31, 2016.

Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09 related to recognition of revenue based upon an entity’s contracts with customers to transfer goods or services. Under the new standard update, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance will be effective beginning January 1, 2019. LOCAP is currently evaluating the impact of this accounting standard update on the financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The new standard must be adopted using a modified retrospective transition, and provides for certain practical expedients. The new guidance will be effective in 2020 for private companies, with early adoption permitted. LOCAP has not yet determined the potential effects on the financial statements.

3. Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

Exhibit 99.3

LOCAP LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

	September 30, 2017	December 31, 2016
Land and rights-of way	$3,399,740	$3,399,740
Rights-of-way
Line pipe, fittings and pipeline construction	109,991,671	111,828,421
Buildings	4,576,055	4,576,055
Pumping station equipment, tanks and delivery	59,283,792	59,186,685
Communication systems	1,953,513	1,014,357
Office furniture, vehicles and other assets	2,020,157	2,020,157
Construction in progress	13,169,476	5,706,964
Total property, plant and equipment	$194,394,404	$187,732,379

Accumulated depreciation	(143,475,081)	(142,358,481)
Total property, plant and equipment, net	$50,919,323	$45,373,898

LOCAP placed approximately $16 million and $1.8 million in infrastructure and pipeline connections in service during 2017 and 2016, respectively, to allow other carriers (Maurepas, Genesis) to connect to the LOCAP system. Maurepas and Genesis reimbursed these amounts to LOCAP in 2017 and 2016 resulting in zero book value for the reimbursed assets.

4. Debt

LOCAP had commercial paper outstanding of $22,500,000 and $35,000,000 at September 30, 2017 and December 31, 2016 less unamortized discounts of approximately $29,063 and $13,650 at September 30, 2017 and December 31, 2016, respectively. The maturities of the Commercial Paper Notes do not exceed 90 days as of September 30, 2017 and 2016. Cash paid during the year for interest on the commercial paper and line of credit was $480,000 and $450,000 for the nine months ended September 30, 2017 and 2016, respectively.

Additionally, LOCAP has a line of credit for $60,000,000 with a bank to provide support for its commercial paper program, which expires on October 31, 2021. There was $8,000,000 and $0 outstanding on the line of credit at September 30, 2017 and December 31, 2016, respectively. The interest rate is 2.65%. This amount is classified as non-current based on its’ expiration date. The debt covenant on the line of credit requires that LOCAP maintain a positive net worth and LOCAP is in compliance as of September 30, 2017.

5. Income Taxes

LOCAP is a limited liability company that has elected to be taxed as a corporation for income tax purposes. LOCAP has recognized deferred taxes on the book and tax basis differences of deferred revenue and property, plant, and equipment. No valuation allowance has been provided against deferred tax assets, as management believes it is more likely than not that these assets will be realized through the reversal of taxable temporary differences and income from operations. The difference between the statutory tax rate and the effective tax rate relates to state taxes. Cash paid for income taxes was approximately $8,362,000 and $10,030,000 for the nine months ended September 30, 2017 and 2016, respectively.

LOCAP has not recorded reserves for uncertain tax positions as it believes all tax positions are highly certain.

6. Related Party Transactions

Transportation revenue from owners and owner affiliates was approximately $25,014,000 and $25,529,000 in 2017 and 2016, respectively.

Under the Operating Agreement, a portion of the operating costs are to be settled on a fixed fee rather than a direct charge basis. Total payments to LOOP for fees, reimbursable expenses, and purchases made on behalf of LOCAP were approximately $5,151,000 and $4,843,000 in 2017 and 2016, respectively. Such amounts are determined on an arm’s length basis and are included primarily in Outside Services in the accompanying statements of income and members’ equity. The LOCAP

Exhibit 99.3

LOCAP LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

Throughput and Deficiency Agreement obligors are also owners of LOOP either by direct ownership or through a subsidiary; however, in different percentages.

7. Subsequent Events

LOCAP has evaluated all events that occurred prior to October 31, 2017, the date LOCAP’s financial statements were available to be issued, and has determined that there are no other subsequent events that require disclosure.